Exhibit 16.1

(b)(1): Title of securities issued. Series: Ambleside Park 19; Apple Down Under 19; Ari the Adventurer 19; Athenian Beauty 19; Authentic; Awe Hush 19; Big Mel; Carrothers; Cayala 19; Classofsixtythree 19; Collusion Illusion; Consecrate 19; Courtisane 19, Deep Cover; Echo Warrior 19; Exonerated 19; Frosted Oats; Future Stars Stable; Going to Vegas; Got Stormy, Grand Traverse Bay, Just Louise 19; Keertana 18 (American Heiress); Lane Way; Latte Da 19; Lost Empire 19; Man Among Men; Margaret Reay 19; Midnight Sweetie 19; Mo Mischief; Monomoy Girl; Mrs Whistler; Naismith; NY Exacta; Popular Demand; Race Hunter 19; Silverpocketsfull 19; Speightstown Belle 19; Social Dilemma; Storm Shooter; Sunny 18 (Solar Strike); Tapitry 19; The Filly Four (Moonlight d’Oro, Lady Valentine, Shared Empire, and Joyful Addiction); Thirteen Stripes; Who’sbeeninmybed 19; Wonder Upon a Star 19;